SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 13, 2004

                               PTEK HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


       Georgia                     000-27778                     59-3074176
(State of Incorporation)      (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)



                            3399 Peachtree Road, N.E.
                          The Lenox Building, Suite 700
                             Atlanta, Georgia 30326
          (Address of principal executive offices, including zip code)


                                 (404) 262-8400
              (Registrant's telephone number, including area code)





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Item 5.  Other Events and Required FD Disclosure

         On May 13, 2004, PTEK Holdings, Inc. ("PTEK" or the "Company") issued a press release announcing that it will call 100% of its outstanding $85 million principal amount of 5.0% Convertible Subordinated Notes due August 2008 (the "Notes") for redemption on June 14, 2004. Holders have the right to convert the Notes, prior 5:00 p.m. Eastern time on June 11, 2004, into approximately 12.7 million shares of common stock, all of which are currently included in the Company's diluted shares outstanding. The Company expects to use cash on hand and funds available under its new credit facility with Bank of America, N.A. to pay to all holders of the Notes, regardless whether the Notes are redeemed or converted, accrued interest of approximately $1.4 million and an aggregate interest make-whole payment of approximately $16.3 million (representing the net present value of future interest payments).


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

         The following exhibit is filed herewith as part of this Current Report on Form 8-K:

Exhibit No.                        Description
-----------                        -----------

    99 Press Release, dated May 13, 2004, announcing early redemption of entire $85 million 2008 Convertible Notes.






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



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PTEK HOLDINGS, INC.


Date:  May 13, 2004                          By:  /s/ L. Scott Askins
                                                 -------------------------------
                                                 L. Scott Askins
                                                 Senior Vice President - Legal,
                                                 General Counsel and Secretary










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



                                  EXHIBIT INDEX


Exhibit No.                                Description
-----------                                ------------

    99              Press  Release,   dated  May  13,  2004,   announcing  early
                    redemption of entire $85 million 2008 Convertible Notes.














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